EXHIBIT 21

                                  SUBSIDIARIES

         Company                             State of Incorporation/Organization
         -------                             -----------------------------------

Agro Dynamics Canada, Inc.                                  Canada
Agro Dynamics, Inc.                                         Delaware
Agro Power Development, Inc.                                Delaware
Cogentrix Greenhouse Investments, Inc.                      Delaware
Cogentrix of Buffalo, Inc.                                  Delaware
Cogentrix of Fort Davis I, Inc.                             Delaware
Cogentrix of Marfa, Inc.                                    Delaware
Cogentrix of Pocono, Inc.                                   Delaware
EcoScience Produce Systems Corp.                            Delaware
Keystone Village Farms, LLC                                 Delaware
New Amsterdam Joint Venture, LLC                            Delaware**
New Amsterdam Management, Co.                               Delaware
Pocono Village Farms, LP                                    Delaware
Village Farms International Finance Association             Delaware
Village Farms Mediterranean, Inc.                           Delaware
Village Farms of Buffalo, LP                                Delaware
Village Farms of Colorado, Inc.                             Delaware
Village Farms of Delaware, LLC                              Delaware
Village Farms of Marfa, LP                                  Delaware
Village Farms of Texas, LP                                  Delaware
Village Farms of Virginia, Inc.                             Delaware
Village Farms of Wheatfield, LLC                            Delaware
Village Farms of Presidio, L.P.                             Delaware*
Village Farms, Inc.                                         Delaware
Village Farms, LLC                                          Delaware
Village Farms of Morocco, S.A.                              Morocco**


*    86% owned
**   50% owned